CERTIFICATE OF INCORPORATION
                               OF
                       M. A. HANNA COMPANY

      As restated and amended to and including May 1, 1996


FIRST:    The name of this Corporation is M. A. Hanna Company.

SECOND: The principal office and place of business of the Corporation in the State of Delaware is and shall be located at Number 1209 Orange Street in the City of Wilmington, County of New Castle, and the name and address of its Resident Agent is The Corporation Trust Company, Number 1209 Orange Street, Wilmington, Delaware 19801.

THIRD: The nature of the business and the objects and purposes to be transacted, promoted or carried on by this Corporation are to do any or all the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz.:

           (a) To engage in exploring for, mining, quarrying, milling, concentrating, converting, smelting, treating, preparing for market, manufacturing, buying, selling, exchanging and otherwise producing and dealing in all kinds of ores, metals and minerals, and the products and by-products thereof of every kind and description and by whatsoever process the same can be or may hereafter be produced, and generally and without limit as to amount, to buy, sell, exchange, lease, acquire and deal in lands, mines and mineral rights and claims, and to conduct all business appertaining thereto.

            (b) To engage in a general transportation and navigation business and a general import and export business, and in connection therewith to construct, purchase, charter, lease or otherwise acquire, own, manage, operate and maintain, and to sell, charter, lease, mortgage or, otherwise dispose of or encumber, steam and motor ships, vessels and water craft of all kinds, surface transportation facilities of all kinds, and interests therein, and yards, docks, wharves and wharfage facilities, and all kinds of loading and unloading equipment and facilities.

            (c) To purchase, generate, create or otherwise acquire, use, sell or otherwise dispose of electric current and electric, steam and water power of every kind and description.

           (d) To acquire all or any part of the good will, rights, property and business of any person, firm, trust, association or corporation, heretofore or hereafter created, to pay for the same in cash or in stock or bonds of this Corporation or otherwise, hold, utilize and in any manner dispose of the whole or any part of the rights and property so acquired, assume in connection therewith any liabilities of any such person, firm, trust, association or corporation and conduct in any lawful manner the whole or any part of the business thus acquired.

           (e) To aid by loan, guaranty, subsidy or in any other manner whatsoever, in so far as may be permitted by law, any corporation or corporations, organized under the laws of the State of Delaware or of any other state, or of any country, nation or government, any shares of the capital stock, or voting trust certificates for shares of the capital stock or bonds, or other securities or evidences of indebtedness of which shall be held by or for the Corporation, or in which, or, in the welfare of which, the Corporation shall have any interest, and to do any

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acts  or things designed to protect, preserve, improve or enhance the value of any such shares, voting trust certificates, bonds or other securities or evidences of indebtedness, and to do any and all acts designed to accomplish any such purpose.

           (f) To guarantee the payments of dividends upon, or any sinking fund payments in respect of, any shares of the capital stock, or the payment of the principal of, or interest on, or sinking fund payments in respect of, any bonds or other securities or evidences of indebtedness, or the performance of any contract, of any other corporation, trust or association in so far as and to the extent that a guaranty in respect thereof by the Corporation may be permitted by law.

           (g) To adopt, apply for, obtain, register, purchase, take on lease or otherwise acquire, and to maintain, protect, hold, use, own, exercise, develop, operate, and introduce, and to sell, grant licenses or other rights in respect of, assign, pledge or otherwise dispose of or turn to account any trademarks, trade names, patents, patent rights, copyrights and distinctive marks and rights analogous thereto, and inventions, improvements, processes, formulas and the like, including such thereof as may be covered by, used in connection with, or secured or received under, Letters Patent of the United States of America or elsewhere, or otherwise, which may be deemed capable of use in connection with any of the purposes of the Corporation herein stated; and to acquire, use, exercise or otherwise turn to account licenses in respect of any such trademarks, trade names, patents, patent rights, copyrights, inventions, improvements, processes, formulas and the like.

          (h)  To enter into, make and perform contracts of every
sort  and  description with any person, firm, trust, association,
corporation,  municipality,  body  politic,  county,   state   or
government or colony or dependency thereof.

           (i) To borrow or raise moneys for any of the purposes of the Corporation without limit as to amount; from time to time to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, and warrants, and to issue bonds, debentures, notes, or other obligations, negotiable or non-negotiable, secured or unsecured, of the Corporation for moneys so borrowed, or in payment for property acquired, or for any of the other objects or purposes of the Corporation or in connection with its business; to secure such bonds, debentures, notes and other obligations by mortgage or mortgages, or deed or deeds of trust, or pledge or other lien upon any or all of the property, rights, privileges or franchises of the Corporation wheresoever situated, acquired or to be acquired, and to pledge, sell or otherwise dispose of any or all of such bonds, debentures, notes and other obligations of the Corporation for its corporate purposes.

           (j) To manufacture, purchase or otherwise acquire, own, mortgage, pledge, sell, assign and transfer, or otherwise dispose of, to invest, trade, deal in and deal with goods, wares and merchandise and real and personal property of every class and description, and in any part of the world.

           (k) In general, to carry on any business not contrary to the laws of the State of Delaware.

           (l) To conduct its business, without restriction or limit as to amount, in all or any of its branches in the State of Delaware and in any or all other states, territories, possessions, colonies, and dependencies of the United States of America, and in the District of Columbia, and in any or all foreign countries (provided, always, that the Corporation shall not construct, maintain or operate any public utility within the State of Delaware); to have one or more offices within and outside the State of Delaware; and to purchase, take on lease or otherwise acquire, own, hold, develop, operate, lease, mortgage or pledge, sell, assign, transfer, exchange, or otherwise dispose of or turn to account, and convey real and personal property of every class and description or any interest therein, including without limitation developed or undeveloped mineral properties and any and all types of interests therein anywhere in the world.

           (m) To carry out all or any part of the foregoing objects and purposes as principal, agent, contractor, or otherwise, either alone or in conjunction with any person, firm, trust, association or other corporation, and in any part of the world; and, in carrying on its business and for the purpose of attaining or furthering any of its objects or purposes, to make and perform contracts of any kind and description, to do such acts and things, and to exercise any and all such powers, as a natural person could lawfully make, perform, do or exercise, provided that the same be not inconsistent with the laws of the State of Delaware.

           (n) To do any and all necessary, suitable, convenient or proper for, or in connection with, or incidental to, the accomplishment of any of the purposes, or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the Corporation, or to enhance the value of any of its properties; and in general to do any and all things and exercise any and all powers which it may now or hereafter be lawful for the Corporation to do or to exercise under the laws of the State of Delaware that may now or hereafter be applicable to the Corporation.

It is the intention that, except where otherwise expressed in this Article THIRD, the objects and purposes specified in any of the foregoing clauses of this Article shall not in anywise be limited or restricted by reference to, or inference from, the terms of any other clause of this Article or of any other Article of this Certificate of Incorporation, but that the objects and purposes specified in each of the clauses of this Article shall be regarded as independent objects and purposes.

It is also the intention that said clauses be construed as powers as well as objects and purposes; and, generally, that the Corporation shall be authorized to exercise and enjoy all other powers, rights and privileges granted by the laws of the State of Delaware to corporations organized thereunder, and the enumeration herein of certain powers is not intended as exclusive of, or a waiver of, any of the powers, rights or privileges granted or conferred by said laws now or hereafter in force; provided, however, that the Corporation shall not carry on the business of constructing, maintaining and operating public utilities in the State of Delaware, nor carry on any business or exercise any powers in any state, district, territory, possession or country which a corporation organized under the laws of such state, district, territory, possession or country could not carry on or exercise, except to the extent permitted or authorized by the laws of such state, district, territory, possession or country.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 105,000,000, consisting of 5,000,000 shares of Preferred Stock without par value (hereinafter called "Serial Preference Stock") and 100,000,000 shares of Common Stock, par value $1 each (hereinafter called "Common Shares").

The express terms of the shares of each class are as follows:

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                           Division A
          Express Terms of the Serial Preference Stock

Section 1. Serial Preference Stock may be issued from time to time in one or more series. All shares of Serial Preference Stock shall be of equal rank, and except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, shall be identical, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. Subject to the provisions of this Division, which shall apply to all Serial Preference Stock, the Board of Directors hereby is authorized to provide for the issuance of shares of Serial Preference Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

The authority of the Board of Directors with respect to each series shall include, but not limited to, determination of the following:

          (a) The designation of the series which may be by distinguishing number, letter and title.

          (b)  The number of shares of the series, which number  the
Board   of  Directors  may  thereafter  (except  where  otherwise
provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding).

          (c)  The quarterly dividend rate of the series.

          (d) The dates at which dividends, if declared, shall be payable, and the dates from which dividends shall be cumulative.

          (e) The redemption rights and price or prices, if any, for shares of the series.

          (f) The terms and amount of any sinking fund provided for the Purchase or redemption of shares of the series.

          (g) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

          (h) Whether the shares of the series shall be convertible into shares of any other class or series of shares of the Corporation, and, if so, the specification of such other class or series, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

          (i) Restrictions (in addition to those set forth in Section 6(b)of this Division)on the issuance of shares of the same series or of any other class or series.

           (j) The voting rights, if any, of the holders of such series in respect of matters other than those of which voting rights are specifically provided in Section 6 of this Division.

Section 2. The holders of Serial Preference Stock of each series, in preference to the holders of Common Shares, shall be entitled to receive out of any funds legally available and when and as declared by the Board of Directors dividends in cash at the rate for such series fixed in accordance with the provisions of
Section 1 of this Division and no more, payable quarterly on the dividend payment dates fixed for such series. Such dividends shall be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividends may be paid upon or set apart for any of the Serial Preference Stock for any quarterly dividend period unless (i) all dividends payable upon any then outstanding Serial Preference Stock on any dividend payment date occurring prior to such time shall have been paid or funds therefor set apart, and
(ii) at the same time a like dividend, ratably in proportion to the respective quarterly dividend rates, shall be paid upon all shares of Serial Preference Stock then outstanding and entitled to receive such dividend or funds therefor set apart.

Section 3. In no event, so long as any Serial Preference Stock shall be outstanding, shall any dividends, except a dividend payable in Common Shares, be paid or declared or any distribution be made on the Common Shares, nor shall any Common Shares be purchased, retired or otherwise acquired by the Corporation (except out of the proceeds of the sale of Common Shares received by the Corporation on or subsequent to the date on which shares of Serial Preference Stock are first issued), unless (i) all accrued dividends upon all Serial Preference Stock then outstanding payable on all dividend payment dates occurring on or prior to the date of such action shall have been paid or funds therefor set apart, and (ii) at the date of such action there shall be no arrearages with respect to the redemption of Serial Preference Stock of any series from any sinking fund provided for shares of such series in accordance with the provisions of
Section 1 of this Division.

Section 4. (a) Subject to the express terms of each series, the Corporation may from time to time redeem all or any part of the Serial Preference Stock of any series at the time outstanding (i) at the option of the Board of Directors at the applicable redemption price for such series fixed in accordance with the provisions of Section I of this Division, or (ii) in fulfillment of the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price fixed in accordance with the provisions of Section I of this Division, together in each case with (I) all the then unpaid dividends upon such shares payable on all dividend payment dates for such series occurring on or prior to the redemption date plus (II) if the redemption date is not a dividend payment date for such series, a proportionate dividend, based on the number of elapsed days, for the period from the day following the most recent such dividend payment date through the redemption date.

          (b) Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of the Serial
Preference Stock to be redeemed at their respective addresses then appearing on the books of the Corporation, not fewer than 30 days nor more than 60 days prior to the date fixed for such redemption. At any time before or after notice has been given as above provided, the Corporation may deposit the aggregate redemption price of the shares of Serial Preference Stock to be redeemed, together with an amount equal to the aggregate amount of dividends payable upon such redemption, with any bank in Cleveland, Ohio, or New York, New York, having capital and surplus of more than $5,000,000, named in such notice, and direct that such deposited amount be paid to the respective holders of the shares of Serial Preference Stock so to be redeemed upon surrender of the stock certificate or certificates held by such holders. Upon the giving of such notice and the making of such deposit, such holders shall cease to be stockholders with respect to such shares and shall have no interest in or claim against the Corporation with respect to such shares except only the right to receive such money from such bank without interest or to exercise, before the redemption date, any unexpired privileges of conversion.

          (c) In case fewer than all of the outstanding shares of any series of Serial Preference Stock are to be redeemed, the Corporation shall select pro rata or by lot the shares so to be redeemed in such manner as shall be prescribed by its Board of Directors.

           (d) If the holders of shares of Serial Preference Stock which shall have been called for redemption shall not, within six years after the notice prescribed in Section 4(b) above has been given, claim the amount deposited for the redemption thereof, any such bank shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank and the Corporation shall be relieved of all responsibility in respect thereof and to such holders.

           (e)   Any shares of Serial Preference Stock which  are
(i) redeemed by the Corporation pursuant to the provisions of this Section 4, (ii) purchased and delivered in satisfaction of any sinking fund requirements provided for shares of any series of Serial Preference Stock, (iii) converted in accordance with the express terms of any such series, or (iv) otherwise acquired, shall resume the status of authorized and unissued shares of Serial Preference Stock without serial designation.

Section 5. (a) The holders of Serial Preference Stock of any series shall, in case of liquidation, dissolution or winding up of the affairs of the Corporation, be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Shares, the amount fixed with respect to shares of such series in accordance with the provisions of Section I of this Division, plus an amount equal to (i) all then unpaid dividends upon such shares payable on all dividend payment dates for such series occurring on or prior to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up, plus (ii) if such date is not a dividend payment date for such series, a proportionate dividend, based on the number of elapsed days, for the period from the day following the most recent such dividend payment date through such date of payment of the amount due pursuant to such liquidation, dissolution or winding up. In case the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding shares of Serial Preference Stock of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon outstanding shares of Serial Preference Stock in proportion to the full preferential amount to which each such share is entitled.

After payment to holders of Serial Preference Stock of the full preferential amounts as aforesaid, holders of Serial Preference
Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

           (b) The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property or business of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up for the purposes of this Division.

Section 6. (a) Except as specifically provided in this Division or by statute and except as may be provided by the Board of Directors in the express terms of any series of the Serial Preference Stock, the holders of outstanding Serial Preference Stock shall not be entitled to vote.

If, and so often as, the Corporation shall be in default in the payment of dividends on any series of Serial Preference Stock at the time outstanding in an amount equivalent to six quarterly dividends on such series of Serial Preference Stock, whether or not earned or declared, the holders of Serial Preference Stock of all series voting separately as a class and in addition to any other rights which the shares of any series may have to vote for Directors, shall thereafter be able to elect, as hereinafter provided, two Directors of the Corporation who shall serve, except as hereinafter provided, until the next annual meeting of the stockholders and until their successors have been elected and qualified. When the special class voting rights provided for herein shall have become vested, they shall remain so vested until all accrued and unpaid dividends on the Serial Preference Stock of all series then outstanding shall have been paid or funds therefor set apart, whereupon the terms of Directors elected by the holders of Serial Preference Stock shall automatically terminate and the holders of Serial Preference Stock shall be divested of their special class voting rights in respect of subsequent elections of Directors, subject to the revesting of such special class voting rights in the event hereinabove specified in this paragraph.

In the event of default entitling the holders of Serial Preference Stock to elect two Directors as above specified, a special meeting of the holders of Serial Preference Stock for the purpose of electing such Directors shall be called by the Secretary of the Corporation upon written request of, or upon prior written notice to the Secretary of the Corporation may be called by, the holders of record of at least 10% of the shares of Serial Preference Stock of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of stockholders; provided, however, that the Corporation shall not be required, and the holders of Serial Preference Stock shall not be entitled, to call such special meeting if the annual meeting of stockholders shall be held within 90 days after the date of receipt by the Secretary of the Corporation of the foregoing written request or notice from the holders of Serial Preference Stock. At any annual meeting of stockholders or special meeting called for such purpose at which the holders of Serial Preference Stock shall be entitled to elect Directors, the holders of 35% of the then outstanding shares of Serial Preference Stock of all series, present in person or by proxy, shall be sufficient to constitute a quorum for such purpose, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be a quorum shall be necessary and sufficient to elect the members of the Board of Directors which the holders of Serial Preference Stock are entitled to elect as hereinabove provided. If at any such meeting there shall be less than a quorum for such purpose present, the holders of a majority of the shares of Serial Preference Stock so present may adjourn the meeting for such purpose only from time to time without notice other than announcement at the meeting until a quorum shall attend.

The two Directors who may be elected by the holders of Serial Preference Stock pursuant to the foregoing provisions shall be in addition to the whole authorized number of Directors of the Corporation fixed in the By-laws, and nothing in such provisions shall prevent any change otherwise permitted in such whole authorized number of Directors of the Corporation or require the resignation of any Director elected otherwise than pursuant to such provisions.

     (b) Except as hereinafter provided, the affirmative vote of the holders of at least two-thirds of the shares of Serial Preference Stock at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of Serial Preference Stock shall vote separately as a class, shall be necessary to effectuate or validate:

     (i) Any amendment, alteration or repeal of any provision of the Amended Certificate of Incorporation, or of the By-laws, of the Corporation, which affects adversely the voting powers, rights or preferences of the holders of Serial Preference Stock or reduces the time for any notice to which the holders of Serial Preference Stock may be entitled; provided, however, that if such amendment, alteration or repeal affects adversely the rights or preferences of one or more but not all series of Serial Preference Stock at the time outstanding, only the affirmative vote of the holders of at least two-thirds of each series so affected shall be required; and provided, further, that the amendment of the provisions of the Amended Certificate of Incorporation so as to authorize or to increase or decrease the authorized amount of any stock ranking junior  to  the Serial Preference Stock  shall  not  be
     deemed to affect adversely the voting powers, rights or preferences of the holders of Serial Preference Stock; for the purpose of this subsection the reference to stock "ranking junior to the Serial Preference Stock" means and includes all stock of the Corporation in respect of which the rights of the holders thereof both as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are junior and subordinate to the rights of the holders of the Serial Preference Stock;

     (ii) Any increase in the authorized amount of Serial Preference Stock or the authorization or creation, or any increase in the authorized amount, of any stock of any class or any security convertible into stock of any class, ranking prior to or on a parity with the Serial Preference Stock;

     (iii) The voluntary dissolution, liquidation or winding up of the affairs of the Corporation;

     (iv)The sale, lease or conveyance by the Corporation of all or substantially all its property or assets; or

     (v) The merger or consolidation of the Corporation with or into any other corporation, unless the corporation resulting from such merger or consolidation will have after such merger or consolidation no class of stock and no other securities either authorized or outstanding ranking prior to or on a parity with Serial Preference Stock, except the same number of shares of stock and the same amount of other securities with the same rights and preferences as the stock and securities of the Corporation respectively authorized and outstanding immediately preceding such merger or consolidation, and each holder of Serial Preference Stock immediately preceding such merger or consolidation shall receive the same number of shares, with substantially the same rights and preferences, of the resulting corporation; provided, however, that no such consent of the holders of Serial Preference Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect or when the issuance of any such stock or convertible security ranking prior to or on a parity with, or any such additional shares of, the Serial Preference Stock is to be made, or when such consolidation or merger, voluntary dissolution, liquidation or winding up, sale, lease or conveyance, merger or consolidation is to take effect, as the case may be, provision is to be made for the redemption of all shares of Serial Preference Stock at the time outstanding or, in the case of any such amendment, alteration or repeal, as to which the consent of less than all series of Serial Preference Stock would otherwise be required, for the redemption of all shares of such series of Serial Preference Stock the affirmative vote of which otherwise would be required.

Section 7. The holders of Serial Preference Stock shall have no preemptive right to purchase, or have offered to them for purchase, any shares or other securities of the Corporation, whether now or hereafter authorized.

Section 8. If and to the extent that there are created series of Serial Preference Stock which are convertible (hereinafter called "convertible series") into Common Shares or into shares of any other class or series of the Corporation (hereinafter collectively called "conversion shares"), the following terms and provisions shall be applicable to all convertible series, except as may be otherwise expressly provided in the terms of any such series.

          (a) The holder of each share of a convertible series may exercise the conversion privilege in respect thereof by delivering to any transfer agent for the respective series the certificate for the share to be converted and written notice that the holder elects to convert such share. Conversion shall be deemed to have been effected immediately prior to the close of business on the date when such delivery is made, and such date is referred to in this Section as the "conversion date". On the conversion date or as promptly thereafter as practicable the Corporation shall deliver to the holder of the stock surrendered for conversion, or as otherwise directed by him in writing, a certificate for the number of full conversion shares deliverable upon the conversion of such stock and a check or cash in respect of any fraction of a share as provided in subsection (b) of this Section. The person in whose name the stock certificate is to be registered shall be deemed to have become a holder of the conversion shares of record on the conversion date. No adjustment shall be made for any dividends on shares of stock surrendered for conversion or for dividends on the conversion shares delivered on conversion.

           (b) The Corporation shall not be required to deliver fractional shares upon conversion of shares of a convertible series. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full conversion shares delivered upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If any fractional interest in a conversion share would otherwise be deliverable upon the conversion, the
Corporation shall in lieu of delivering a fractional share therefor make an adjustment therefor in cash at the current market value thereof, computed (to the nearest cent) on the basis of the closing price of the conversion share on the last business day before the conversion date.

For the purpose of this Section, the "closing price of the conversion share" on any business day shall be the last reported sales price regular way per share on such day, or, in case no such reported sales takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if the conversion shares are not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the conversion shares are listed or admitted to trading as determined by the Board of Directors, which determination shall be conclusive, or, if not listed or admitted to trading on any national securities exchange, the mean between the average bid and asked prices per conversion share in the over-the-counter market as furnished by any member of the National Association of Securities Dealers selected from time to time by the Board of Directors for that purpose; and "business day" shall be each day on which the New York Stock Exchange or other national securities exchange or over-the-counter market used for purposes of the above calculation is open for trading.

          (c) Upon conversion of any convertible series the stated capital of the conversion shares delivered upon such conversion shall be the aggregate par value of the shares so delivered having par value, or, in the case of shares without par value, shall be an amount equal to the stated capital represented by each such share outstanding at the time of such conversion. The stated capital of the Corporation shall be correspondingly increased or reduced to reflect the difference between the stated capital of the shares of the convertible series so converted and the stated capital of the shares delivered upon such conversion.

          (d) In case of any reclassification or change of outstanding conversion shares (except a split or combination, or a change in par value, or a change from par value to no par value, or a change from no par value to par value), provision shall be made as part of the terms of such reclassification or change that the holder of each share of each convertible series then outstanding shall have the right to receive upon the conversion of such share, at the conversion rate, or price which otherwise would be in effect at the time of conversion, with substantially the same protection against dilution as is provided in the terms of such convertible series, the same kind and amount of stock and other securities and property as he would have owned or have been entitled to receive upon the happening of any of the events described above had such share been converted immediately prior to the happening of the event.

          (e) In case the Corporation shall be consolidated with or shall merge into any other corporation, provision shall be made as a part of the terms of such consolidation or merger whereby the holder of each share of each convertible series outstanding immediately prior to such event shall thereafter be entitled to such conversion rights with respect to securities of the corporation resulting from such consolidation or merger as shall be substantially equivalent to the conversion rights specified in the terms of such convertible series; provided, however, that the provisions of this subsection (e) shall be deemed to be satisfied if such consolidation or merger shall be approved by the holders of Serial Preference Stock in accordance with the provisions of Section 6(b) of this Division.

          (f) The issue of stock certificates on conversions of shares of each convertible series shall be without charge to the converting stockholder for any tax in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the registration of shares in any name other than that of the holder of the shares converted, and the Corporation shall not be required to deliver any such stock certificate unless and until the person or persons requesting the delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

          (g) The Corporation hereby reserves and shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares or treasury shares, for the purpose of delivery upon conversion of shares as shall from time to time be sufficient to permit the conversion of all outstanding shares of all convertible series of Serial Preference Stock.

Section 9. For the purpose of this Division, whenever reference is made to stock "ranking prior to the Serial
Preference Stock," such reference shall mean and include all stock of the Corporation in respect of which the rights of the holders thereof either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Serial Preference Stock; and whenever reference is made to stock "on a parity with the Serial Preference Stock," such reference shall mean and include all stock of the Corporation in respect of which the rights of the holders thereof (i) are not given preference over the rights of the holders of Serial Preference Stock either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation and (ii) either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or as to both, rank on an equality (except as to the amounts fixed therefor) with the rights of the holders of Serial Preference Stock.


                           Division B
               Express Terms of the Common Shares

The Common Shares shall be subject to the express terms of the Serial Preference Stock and any series thereof. Each Common Share shall be equal to each other Common Share. The holders of Common Shares shall be entitled to one vote for each such share upon all questions presented to the stockholders.

FIFTH:    [omitted]

SIXTH:    The Corporation is to have perpetual existence.

SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

EIGHTH: In the absence of fraud, no contract or transaction between the Corporation and any other corporation, association or firm, and no act of the Corporation, shall in any way be affected or invalidated by the fact that any of the directors or officers of the Corporation is in anywise, pecuniarily or otherwise, interested in, or is a shareholder, director, officer or member of, or is otherwise connected with, such other corporation, association or firm. A director or officer of the Corporation shall not be disqualified by his office from dealing or contracting with the Corporation, either as vendor, purchaser or otherwise; and any director or officer of the Corporation, or any firm, corporation or association of which any director or officer is a member, shareholder, director or officer or with which he is otherwise connected, may, in the absence of fraud, be a party to, or pecuniarily or otherwise interested in, any contract or transaction of the Corporation; nor shall any such director or officer, in the absence of fraud, be liable to account to the Corporation for any profits realized by, from, through or as a result of any such contract or transaction.

NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Title 8, Section 291 of the Revised Code of 1953 of said State, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

TENTH: The following provisions are hereby adopted for the regulation and management of the business and the conduct of the affairs of the Corporation and for the purpose of creating, limiting, defining and regulating the rights and powers of the directors and of the stockholders, viz.:

          (a) The Board of Directors shall have the power to make, alter, amend and repeal the By-laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal By-laws made by the Board of Directors.

          (b) The Board of Directors shall have power to fix, from time to time, the amount of the accumulated profits of the Corporation to be reserved as working capital or for any other lawful purpose.

          (c) The Board of Directors shall have the power to determine, from time to time, whether and to what extent and at which times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or stockholders of the Corporation.

          (d) The Board of Directors shall have power, without the assent or vote of the stockholders, to authorize and to cause to be executed mortgages and liens upon the real and personal property of the Corporation, including after-acquired property.

          (e) Shares of capital stock of the Corporation of any class or classes hereby or hereafter authorized, and any rights or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes or of any series of any class or classes, may be issued by the Corporation from time to time for such consideration not less than the par value thereof or, if they are without par value, for such consideration as may be determined from time to time by the Board of Directors. The Board of Directors shall have authority, as provided by statute, to determine that only a part of the consideration which shall be received by the Corporation for any of the shares of its capital stock which it shall issue from time to time shall be capital.

          (f) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate and of the By-laws of the Corporation.

ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TWELFTH: No holder of any stock of this Corporation shall be entitled as a right to purchase or subscribe for any part of any additional issue of shares of capital stock of the Corporation authorized herein, or of any issue of any securities convertible into any of such shares, and such shares may be issued or disposed of by the Board of Directors to such persons, firms, corporations or associations, and upon such terms and conditions as the Board of Directors, in their discretion, may determine, without offering any thereof on the same terms or on any terms to the stockholders then of record or to any class of stockholders.

THIRTEENTH: To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in affect, no Director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the
Corporation. No amendment to or repeal of this Article THIRTEENTH shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment.

FOURTEENTH: Each person who is or was or had agreed to become a Director or officer of the Corporation, or each such person who is or was serving or had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or, different than that provided in this Article. No amendment to or repeal of this Article FOURTEENTH shall apply to or have hereunder for or with respect to claims asserted before or after such amendment or repeal arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal.